Exhibit 4.1

GILEAD SCIENCES, INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

INDENTURE

DATED AS OF JULY 30, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION,

TRUSTEE

i

Section 12.13	Multiple Originals	75
Section 12.14	Table of Contents; Headings	76
Section 12.15	Force Majeure	76
Section 12.16	Submission to Jurisdiction	76
Section 12.17	No Security Interest Created	76
Section 12.18	Benefits of Indenture	76
Section 12.19	U.S.A. Patriot Act	76

INDENTURE dated as of July 30, 2010, between Gilead Sciences, Inc., a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 1.00% Convertible Senior Notes due 2014:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Trustee or such other person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Securities in accordance with Section 10.01(b) hereof.

“Bloomberg” means Bloomberg LLP and any successor person serving a similar function.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means any weekday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, for any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that person.

A “Change in Control” means any of the following events:

(a) any person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock then outstanding or other Capital Stock into which the Common Stock is reclassified or changed; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

(b) the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than a Subsidiary of the Company), or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, and the outstanding Voting Stock of the Company is reclassified into, converted for or converted into the right to receive any other property or security; provided that none of these circumstances will be a Change in Control if the persons that beneficially own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person that are entitled to vote generally in the election of that person’s board of directors, managers or trustees immediately after the transaction;

(c) the Common Stock (or any other common stock with respect to which the Volume Weighted Average Price is calculated) ceases to be listed or quoted on any United States national securities exchange; or

(d) the holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of defining a “Change in Control”:

(i) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(ii) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(iii) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions.

Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, if any) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United

States national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible into cash and, unless the Company designates a Cash Percentage of 100%, such common stock and the Volume Weighted Average Price will be determined based solely on the value of shares of such common stock.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” means, for the Common Stock or any other Capital Stock on any day, the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange, if any, on which the Common Stock or such other Capital Stock, as the case may be, is listed. If the Common Stock or such other Capital Stock, as the case may be, is not listed on a U.S. national or regional securities exchange on the relevant day, the “Closing Price” of the Common Stock or such other Capital Stock, as the case may be, will be the last quoted bid price for the Common Stock or such other Capital Stock, as the case may be, in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock or such other Capital Stock, as the case may be, is not so quoted, the “Closing Price” of the Common Stock or such other Capital Stock, as the case may be, will be the average of the mid-point of the last bid price and the last ask price for the Common Stock or such other Capital Stock, as the case may be, on the relevant day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. On and after the occurrence of a Merger Event, the Closing Price means, for a Unit of Reference Property, on any day, the sum of (i) to the extent that any portion of a Unit of Reference Property consists of Capital Stock, the Closing Price on such day of the amount and kind of such Capital Stock attributable to a Unit of Reference Property and (ii) to the extent that any portion of a Unit of Reference Property does not consist of Capital Stock, the fair market value of such cash, securities, or other property or assets on such day, as determined by the Board of Directors in a commercially reasonable manner.

“Common Stock” means the shares of common stock, $0.001 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Reference Period” means, for any Security surrendered for conversion, (i) if the Conversion Date for such Security occurs prior to February 1, 2014, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following such Conversion Date, and (ii) if the Conversion Date for such Security occurs on or after February 1, 2014, the 20 consecutive Trading Day period beginning on and including the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 45 Broadway, 14th Floor, New York, NY 10005, Attention: Corporate Trust Services – Administrator for Gilead Sciences, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for any Trading Day in the Conversion Reference Period applicable to any Security, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume Weighted Average Price for such Trading Day.

“Daily Settlement Amount” means, for any Trading Day, an amount of cash equal to the Principal Portion for such Trading Day and, if the Daily Conversion Value for such Trading Day is greater than the Principal Portion for such Trading Day, and, subject to Section 10.03(b), a number of shares of the Common Stock equal to the Daily Share Amount for such Trading Day.

“Daily Share Amount” means, for any Trading Day during the Conversion Reference Period applicable to any Security, a number of shares of the Common Stock equal to (i) the excess of the Daily Conversion Value for such Trading Day over the Principal Portion for such Trading Day, divided by (ii) the Volume Weighted Average Price for the Common Stock on such Trading Day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means Securities that are in registered definitive form.

“Depositary” means DTC, or any successor thereto.

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means, for any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of such shares of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Securities.

“Freely Tradable” means, with respect to any Securities, that such Securities (i) are eligible to be sold by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Securities Legend and (iii) with respect to Global Securities only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary; provided that clauses (ii) and (iii) will apply only after the Free Trade Date.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit D.

“Global Security” means a permanent global Security that is in the form of the Security attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means the legend set forth as such in Exhibit A hereto.

“Holder” means a person or persons in whose name a Security is registered in the Register.

“Indebtedness” means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Interest Payment Date” means each date specified as such in paragraph 1 of the Securities.

“Issue Date” means July 30, 2010.

“Maturity Date” means May 1, 2014.

“Offering Memorandum” means the offering memorandum for the offering and sale of the Securities dated July 26, 2010.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. One of the Officers executing the Officers’ Certificate pursuant to Section 4.04 shall be the principal executive officer, financial officer or accounting officer of the Company.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Principal Portion” means, for any Trading Day, an amount of cash equal to the lesser of (i) one-twentieth (1/20th) of $1,000 and (ii) the Daily Conversion Value for such Trading Day.

“Purchase Agreement” means the purchase agreement, dated as of July 26, 2010, between the Company and J.P. Morgan Securities Inc. and Goldman Sachs & Co., as Representatives of the several Initial Purchasers listed in Schedule 1 thereof.

“Regular Record Date” means, with respect to any Interest Payment Date, the April 15 or the October 15 immediately preceding such Interest Payment Date.

“Resale Restriction Termination Date” means the date that is the later of (i) the date that is one year after the last date of original issuance of the Securities, or such other period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable laws.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities CUSIP” means CUSIP number 375558 AL7.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A hereto, or any other substantially similar legend indicating the restricted status of the Securities under Rule 144.

“Restricted Stock CUSIP” means CUSIP number 375558205.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B hereto, or any other substantially similar legend indicating the restricted status of the Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 1.00% Convertible Senior Notes due 2014 issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary,” as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security or such installment of interest is due and payable.

“Stock Price” means, for any Change in Control, (i) if the consideration for such Change in Control is comprised entirely of cash and such Change in Control is described in clause (ii) of the definition of Change in Control, the amount of cash paid per share of the Common Stock in such Change in Control, and (ii) otherwise, the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Change in Control Effective Date for such Change in Control.

“Subsidiary” means (i) a corporation, a majority of whose Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company, or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or trustees, as the case may be, or other governing body of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means, except as otherwise provided in Section 10.03, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, and (ii) a Closing Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a Closing Price must be determined) is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” means, per $1,000 Principal Amount of the Securities, for any day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such day from three independent nationally recognized securities dealers that the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. Any such determination will be conclusive absent manifest error. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million Principal Amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Securities for such day will be deemed to be less than 98% of the Trading Price Product for such day. If, on any day, the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 Principal Amount of Securities for such day will be deemed to be less than 98% of the Trading Price Product for such day.

“Transfer Agent Notice” means a notice substantially in the form of Exhibit E.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Unrestricted Securities CUSIP” means CUSIP number 375558 AN3.

“Unrestricted Stock CUSIP” means CUSIP number 375558103.

“Volume Weighted Average Price” per share of the Common Stock on any Trading Day means, except as otherwise provided in this Section 1.01 under the definition of “Change in Control” and under Section 10.08(a)(A), such price as displayed on Bloomberg (or any successor service) page “GILD.UQ<equity>AQR” (or its equivalent successor if such page is not available) under the heading “Bloomberg VWAP” in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day; or, if such price is not available at such time, the Volume Weighted Average Price means the market value per share of the Common Stock on such Trading Day, determined by a nationally recognized independent investment banking firm using a volume-weighted method and retained for this purpose by the Company.

“Voting Stock” means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.02(c)
“Agent Members”	2.02(b)
“Cash Election”	10.03(b)
“Cash Percentage”	10.03(b)
“Cash Percentage Notice”	10.03(b)
“Change in Control Effective Date”	10.07(a)
“Change in Control Notice”	3.03(a)
“Change in Control Notice Date”	3.03(a)
“Change in Control Purchase Date”	3.02
“Change in Control Purchase Notice”	3.03(c)
“Change in Control Purchase Price”	3.02
“Conversion Agent”	2.05(a)
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)
“Conversion Rate”	10.01
“Conversion Value”	10.03(a)
“Corporate Event”	10.01(d)
“Defaulted Interest”	11.02
“Designated Institution”	10.09(a)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Extension Fee”	6.04(a)
“Legal Holiday”	12.09
“Make-Whole Shares”	10.07(a)
“Mandatory Exchange Date”	2.10(c)
“Market Disruption Event”	10.03(g)
“Measurement Period”	10.01(b)
“Merger Event”	10.08(a)
“Merger Successor Corporation”	10.08(a)

Term Section:	Defined in:
“Notice of Default”	6.01(a)
“Paying Agent”	2.05(a)
“Protected Purchaser”	2.11
“Reference Property”	10.08(a)
“Register”	2.07(a)
“Registrar”	2.05(a)
“Reporting Default”	6.04(a)
“Restricted Global Security”	2.10(c)
“Restricted Security”	2.09(a)
“Restricted Stock”	2.09(b)
“Special Interest”	4.02(b)
“Spin-Off”	10.05(c)
“Temporary Securities”	2.13
“Trading Day”	10.03(g)
“Trading Price Product”	10.01(b)
“transfer”	2.09(c)
“Unit of Reference Property”	10.08(a)
“Valuation Period”	10.05(c)

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) unless the context requires otherwise, all references to payments of interest on the Securities shall include Additional Interest, Special Interest and the Extension Fee if any, payable in accordance with the terms of Sections 4.02 or 6.04 hereof, as applicable.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(a) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery). Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b) The ownership of Securities shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01 Designation, Amount and Issuance of Securities.

(a) The Securities shall be designated as “1.00% Convertible Senior Notes due 2014.” The aggregate Principal Amount of initial Securities that may be authenticated and delivered under this Indenture is limited to $1,100,000,000 (as may be increased by the aggregate Principal Amount of additional Securities purchased by the Initial Purchasers pursuant to their option to purchase additional Securities set forth in Section 2 of the Purchase Agreement, which aggregate Principal Amount shall not exceed $150,000,000). The Company may also issue an unlimited aggregate Principal Amount of additional Securities in accordance with Section 2.01(b). Furthermore, from time to time, the Company may issue and execute, and the Trustee may authenticate, Securities delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.08, 2.11, 2.13, 3.07, 10.02 and 10.07 hereof.

(b) The Company may, without the consent of the Holders, and notwithstanding Sections 2.01 and 2.04 hereof, increase the aggregate Principal Amount of the Securities issued under this Indenture by reopening this Indenture and issuing additional Securities with the same terms and the same CUSIP number as the Securities initially issued under this Indenture, which Securities shall be considered to be part of the same series of Securities as those initially issued hereunder; provided that that Company may not issue such additional Securities unless, for U.S. federal income tax purposes, such additional Securities shall be part of the same issue as the Securities initially issued hereunder. Prior to issuing any such additional Securities, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, which Officers’ Certificate and Opinion of Counsel shall address (i) any matters required to be addressed under Section 12.04 hereof and (ii) any matters that the Trustee reasonably requests.

Section 2.02 Form of Securities. General. The Securities shall be substantially in the form of Exhibit A hereto, but may have any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture.

Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Security, the Company shall provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Security shall bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Securities that are Global Securities shall bear the Global Securities Legend set forth in Exhibit A hereto and the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

Securities that are Restricted Securities shall bear the Restricted Securities Legend set forth in Exhibit A hereto.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) Initial and Subsequent Securities. The Securities initially shall be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary. Except to the extent provided in Section 2.08(c) hereof, all Securities shall be represented by one or more Global Securities.

(b) Global Securities. Each Global Security shall represent the aggregate Principal Amount of then outstanding Securities endorsed thereon and provide that it represents such aggregate Principal Amount of then outstanding Securities, which aggregate Principal Amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate Principal Amount of then outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate Principal Amount of then outstanding Securities represented by a Global Security in accordance with Section 2.08 hereof, the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, shall endorse such Global Security to reflect such increase or decrease in the aggregate Principal Amount of then outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company shall have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and holder of such Global Security.

The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that Holders are entitled to take under this Indenture or the Securities, and, notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any interest in any Security.

Section 2.03 Denomination of Securities. The Securities shall be issuable in registered form without coupons in denominations of $2,000 Principal Amount and integral multiples of $1,000 in excess thereof.

Section 2.04 Execution and Authentication.

(a) A Security shall be valid only if executed by the Company and authenticated by the Trustee.

(b) Execution. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

(c) Authentication. A Security shall be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Security. An authorized signatory of the Trustee shall manually sign the certificate of authentication on a Security only if (i) the Company delivers such Security to the Trustee, (ii) such Security is validly executed by the Company in accordance with Section 2.04(b) hereof, and (iii) the Company delivers, before or with such Security, a Company Order setting forth (A) a request that the Trustee authenticate such Security; (B) the Principal Amount of such Security; (C) the name of the registered holder of such Security; (D) the date on which such Security is to be authenticated; and (E) any insertions, omissions or other variations, or notations, legends or endorsements permitted under Section 2.02 hereof and applicable to such Security. If the Company Order also specifies that the Trustee must deliver such Security to the registered Holder or the Depositary, the Trustee shall promptly deliver such Security in accordance with such Company Order.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent. If the Trustee appoints an authenticating agent and such authenticating agent is reasonably acceptable to the Company, such authenticating agent may authenticate a Security whenever the Trustee may authenticate such Security; provided, however, that such authenticating agent may not authenticate any Securities pursuant to Section 2.13 hereof. For purposes of this provision, each reference in this Indenture to authentication by the Trustee shall be deemed to include authentication by an authenticating agent, and an authenticating agent shall have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.05 Registrar, Paying Agent and Conversion Agent.

(a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”),an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where any notices and demands to or upon the Company with respect to the Securities and this indenture may be served. The Company may have one or more registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04. The term Registrar includes any additional Registrars, including any named pursuant to Section 4.04

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

(c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.06 Money and Securities in Trust. Except as otherwise provided herein, by no later than 1:00 p.m., New York City time, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

Section 2.07 Securityholder Lists.

(a) The Registrar shall keep a register for the recordation of, and will record, the names and addresses of Holders, the Securities held by each Holder and the transfer, exchange, purchase and conversion of Securities (the “Register”). The entries in the Register will be conclusive, and the parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.08, Definitive Securities and beneficial interests in Global Securities may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Securities issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Definitive Security or any owner of a beneficial interest in a Global Security for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any tax, assessment or other governmental charge imposed in connection with such transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Security (i) surrendered for conversion, except to the extent that any portion of such Security has not been surrendered for conversion or (ii) subject to a Change in Control Purchase Notice validly delivered pursuant to Section 3.03 hereof, except to the extent any portion of such Security is not subject to a Change in Control Purchase Notice.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(vi) Neither the Trustee nor any Agent Member shall have any responsibility for any actions taken or not taken by the Depositary.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Securities. So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.08(c) hereof:

(i) all Securities will be represented by one or more Global Securities;

(ii) every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.09 hereof); and

(iii) each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Securities.

(i) Notwithstanding any other provision of this Indenture, each Global Security will be exchanged for Definitive Securities if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.04 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04 hereof, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate Principal Amount of Definitive Securities equal to the aggregate Principal Amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Securities are required to bear under Section 2.09 hereof.

(ii) In addition, if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Definitive Securities by delivering a written request to the Registrar.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate Principal Amount of such beneficial interest and the CUSIP of the relevant Global Security; (B) the Company will, in accordance with Section 2.04 hereof, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04 hereof, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Definitive Securities registered in such owner’s name having an aggregate Principal Amount equal to the aggregate Principal Amount of such beneficial interest and bearing any legends that such Definitive Securities are required to bear under Section 2.09 hereof; and (C) the Registrar, in accordance with the Applicable Procedures, will cause the Principal Amount of such Global Security to be decreased by the aggregate Principal Amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Definitive Securities. If Definitive Securities are issued, a Holder may:

(i) transfer a Definitive Security by: (A) surrendering such Definitive Security for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Definitive Security is a Restricted Security, delivering the transfer certificate attached hereto as Exhibit C and any other documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.09 hereof and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.09 hereof. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Securities, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 2.09 hereof.

(ii) exchange a Definitive Security for other Definitive Securities of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Securities to be exchanged by surrendering such Securities, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof. Whenever a Holder surrenders Securities for exchange, the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, promptly authenticate and deliver the Securities that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Definitive Securities are to bear under Section 2.09 hereof.

(iii) transfer or exchange a Definitive Security for a beneficial interest in a Global Security by (A) surrendering such Definitive Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof; (B) if such Definitive Security is a Restricted Security, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.09 hereof and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.08 and Section 2.09 hereof; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Definitive Security and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Securities represented by such Global Security to be increased by the aggregate Principal Amount of such Definitive Security, and will credit or cause to be credited the account of the person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Definitive Security. If no Global Securities are then outstanding, the Company, in accordance with Section 2.04 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04 hereof, authenticate, a new Global Security in the appropriate aggregate Principal Amount.

Section 2.09 Transfer Restrictions.

(a) Restricted Securities.

(i) Every Security (and all securities issued in exchange therefor or substitution thereof, except any shares of the Common Stock issued upon conversion thereof) that bears, or that is required under this Section 2.09 to bear, the Restricted Securities Legend will be deemed to be a “Restricted Security.” Each Restricted Security will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Securities Legend) and will bear the Restricted Securities CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Security, by such Holder’s acceptance of such Restricted Security, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Security.

(ii) Until the Resale Restriction Termination Date, any Security (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Securities Legend unless:

(A) such Security, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B) such Security was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Securities Legend may be removed from such Security.

(iii) In addition, until the Resale Restriction Termination Date:

(A) no transfer of any Security will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Security, with the appropriate box checked, to the Trustee; and

(B) the Registrar will not register any transfer of any Security that is a Restricted Security to a person that has been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.

(iv) On and after the Resale Restriction Termination Date, any Security (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Securities Legend at any time the Company reasonably determinates that, to comply with law, such Security (or such securities issued in exchange for or substitution of a Security) must bear the Restricted Securities Legend.

(b) Restricted Stock.

(i) Every share of Common Stock that bears, or that is required under this Section 2.09 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear the Restricted Stock CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Security will be issued in definitive form and will bear the Restricted Stock Legend unless:

(A) such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(B) such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(C) such Security, regardless of whether bearing the Restricted Securities Legend, was not, at the time of its conversion, required to bear the Restricted Securities Legend pursuant to Section 2.09(a) hereof and such Common Stock was issued to a person other than (1) the Company or (2) an affiliate of the Company; or

(D) the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, any share of the Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

(c) As used in this Section 2.09, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security, any interest therein or any Restricted Stock.

Section 2.10 Expiration of Restrictions.

(a) Definitive Securities. Any Definitive Security (or any Security issued in exchange or substitution therefor) that bears the Restricted Securities Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new Security or Securities of like tenor and aggregate Principal Amount that do not bear the Restricted Securities Legend unless the Company reasonably determines that, to comply with law, such Security must bear the Restricted Securities Legend. To exercise such right of exchange, the Holder of such Security must surrender such Security in accordance with the provisions of Section 2.08 hereof and deliver to the Registrar any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b) Common Stock. Any certificate representing shares of Common Stock that bears the Restricted Stock Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new certificate or certificates representing such shares of Common Stock that do not bear the Restricted Stock Legend unless the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend. To exercise such right of exchange, the Holder of such Common Stock must surrender such shares of Common Stock in accordance with the procedures of the transfer agent for the Common Stock at such time and deliver to such transfer agent any additional documentation reasonably required by the Company or the transfer agent for the common stock in connection with such exchange.

(c) Global Securities; Resale Restriction Termination Date.

(i) If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Securities are represented by a Global Security that is a Restricted Security (any such Global Security, a “Restricted Global Security”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Security for beneficial interests in Global Securities that are not subject to the restrictions set forth in the Restricted Securities Legend and in Section 2.09 hereof.

(ii) To effect such automatic exchange, the Company will (A) deliver to DTC an instruction letter for DTC’s mandatory exchange process at least 15 days immediately prior to the Resale Restriction Termination Date and (B) deliver, (1) to each of the Trustee and the Registrar, a duly completed Free Transferability Certificate and, (2) to the transfer agent for the Common Stock the Transfer Agent Notice, in each case, as promptly as practicable after the Resale Restriction Termination Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate and the transfer agent for the Common Stock has received the Transfer Agent Notice will be known as the “Mandatory Exchange Date.”

(A) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar and receipt of the Transfer Agent Notice by the transfer agent for the Common Stock:

(1) the Restricted Securities Legend will be deemed removed from each of the Global Securities specified in such Free Transferability Certificate and the Restricted Securities CUSIP will be deemed removed from each of such Global Securities and deemed replaced with the Unrestricted Securities CUSIP;

(2) the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Securities and the Restricted Stock CUSIP will be deemed removed from each such share of Common Stock and deemed replaced with the Unrestricted Stock CUSIP; and

(3) thereafter, any shares of Common Stock issued upon conversion of the Securities will be assigned the Unrestricted Stock CUSIP and will not bear the Restricted Stock Legend (except as provided in Section 2.09(b) hereof).

(B) Promptly after the Mandatory Exchange Date, the Company (or the Trustee upon instruction by the Company) will provide Bloomberg with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg to adjust its screen page for the Securities to indicate that the Securities are no longer Restricted Securities and are now identified by the Unrestricted Securities CUSIP.

(iii) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Security to be identified by the Unrestricted Securities CUSIP in the facilities of the Depositary on the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(iv) Notwithstanding anything to the contrary in Sections 2.10(b)(i), (ii) or (iii) hereof, the Company will not be required to deliver the Free Transferability Certificate or the Transfer Agent Notice if it reasonably believes that removal of the Restricted Securities Legend or the Restricted Stock Legend or the changes to the CUSIP numbers for the Securities or the Common Stock issuable upon the conversion of the Securities could result in or facilitate transfers of the Securities or the Common Stock issuable upon the conversion of the Securities in violation of applicable law.

Section 2.11 Replacement Securities. If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (a “Protected Purchaser”), the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

(a) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

(b) Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(c) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.12 Outstanding Securities.

(a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.11 and delivered to it for cancellation and those described in this Section 2.12 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

(b) If a Security is replaced pursuant to Section 2.11, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser.

(c) If the Paying Agent holds, in accordance with this Indenture, on a Change in Control Purchase Date or on Stated Maturity, money sufficient to pay all Securities payable on that date, then immediately after such Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding, and interest on such Securities shall cease to accrue whether or not the Security is delivered to the Paying Agent.

(d) If a Security is converted in accordance with Article 10 hereof, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

(e) In addition, if the Company, any other obligor or an Affiliate of the Company or an Affiliate of such other obligor holds a Security, such Security will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder. Subject to the foregoing, only Securities outstanding at the time of any such determination will be considered in such determination (including, determinations pursuant to Articles 6 and 9 hereof).

Section 2.13 Temporary Securities. Pending the preparation of Definitive Securities, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Securities (“Temporary Securities”) which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Temporary Securities may determine, as conclusively evidenced by their execution of such Temporary Securities.

If Temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the Temporary Securities shall be exchangeable for Definitive Securities upon surrender of the Temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of Definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.14 Cancellation. All Securities surrendered for payment, purchased by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedures.

Section 2.15 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of the Principal Amount, Change in Control Purchase Price, and interest, on such Security, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16 Additional Securities; Repurchases. The Company may also from time to time repurchase Securities in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.17 CUSIPs. Until the Restricted Securities Legend is removed from a Security pursuant to Section 2.10 hereof, the Company will use the restricted CUSIP and ISIN numbers (if then generally in use) for such Security. After the Restricted Securities Legend is removed from a Security pursuant to Section 2.10 hereof, the Company will use an unrestricted CUSIP number for such Security.

The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee will have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any action taken in connection with such a notice shall not be affected by any defect in, or omission of, such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

PURCHASES

Section 3.01 No Company Right to Redeem. The Company will not have any right to redeem the Securities before the Maturity Date.

Section 3.02 Purchase of Securities at Option of the Holder Upon Change in Control. If prior to the Stated Maturity, there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all or any portion of such Holder’s Security such that the Principal Amount of such Security not purchased equals $2,000 or an integral multiple of $1,000 in excess thereof at a purchase price specified in paragraph 5 of the Securities (the “Change in Control Purchase Price”), as of the date specified by the Company in the Change in Control Notice for such Change in Control that is no earlier than 20 calendar days, and no later than 35 calendar days, after the Change in Control Notice Date (the “Change in Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.03.

Section 3.03 Change in Control Notice.

(a) On or before the 20th calendar day immediately following the effective date of a Change in Control, the Company shall mail a written notice of a Change in Control (the “Change in Control Notice,” and the date of such mailing, the “Change in Control Notice Date”) by first class mail to the Trustee, the Paying Agent and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners of a Global Security, as required by applicable law). The Change in Control Notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

(i) briefly, the events causing a Change in Control;

(ii) the effective date of such Change in Control;

(iii) the date by which the Change in Control Purchase Notice pursuant to this Article 3 must be given;

(iv) the Change in Control Purchase Price;

(v) the Change in Control Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate and any adjustments thereto;

(viii) that Securities with respect to which a Change in Control Purchase Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) the procedures a Holder must follow to exercise rights under this Article 3;

(x) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

(xi) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of surrender of such Security;

(xii) briefly, the conversion rights of the Securities;

(xiii) the procedures for withdrawing a Change in Control Purchase Notice;

(xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price and interest due, if any, interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

(xiv) the CUSIP and ISIN numbers of the Securities.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Change in Control Notice nor a defect in a Change in Control Notice delivered by the Company will limit the purchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the purchase of any Security pursuant to this Article 3.

(c) A Holder may exercise its rights specified in Section 3.02 by delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Change in Control Purchase Date, stating:

(i) if Definitive Securities have been issued, the certificate number of the Securities (or, if the Holder’s Securities are not certificated, the Holder’s notice must comply with the Applicable Procedures);

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must have a Principal Amount such that the Principal Amount of the portion not to be purchased equals $2,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in this Section 3.03 and Section 3.02 of this Indenture and the applicable provisions of the Securities.

The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Article 3 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Security if the Principal Amount that is not purchased equals $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.03.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.03 shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

(d) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

(e) The Company shall not be required to comply with this Section 3.03 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.03 and purchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

Section 3.04 Effect of Change in Control Purchase Notice.

(a) Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 3.03, the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following clause 3.04(b) below) thereafter be entitled to receive solely the Change in Control Purchase Price and any accrued and unpaid interest, with respect to such Security. Such Change in Control Purchase Price and interest shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Change in Control Purchase Date, with respect to such Security (provided the conditions in Section 3.03 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.03. Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

(b) A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date specifying:

(i) the certificate numbers of the Securities being withdrawn (or, if the Holder’s Securities are not Definitive Securities, the Holder’s notice must comply with appropriate DTC procedures),

(ii) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii) the Principal Amount, if any, of such Security which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

(c) Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Security or a portion of a Definitive Security, return such Security or portion of a Security to such Holder, and (ii) if such notice pertains to a beneficial interest in a Global Security, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest.

(d) If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Security or any portion of a Security, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05 Covenant Not to Purchase Securities in Certain Circumstances. There shall be no purchase of any Securities pursuant to this Article 3 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default that would be cured by the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y)

held by it during the continuance of an Event of Default (other than a default that would be cured by the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.06 Deposit of Change in Control Purchase Price. Prior to 1:00 p.m., New York City time, on or prior to the third Business Day following the Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 hereof) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date.

Section 3.07 Securities Purchased in Part. Any Definitive Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute, and the Trustee shall authenticate and deliver, to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination or denominations requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased. If any Global Security is purchased in part, the Company will instruct the Registrar to decrease the Principal Amount of such Global Security by the Principal Amount purchased. Any Securities that are purchased or owned by the Company whether or not in connection with a Change in Control will be submitted to the Trustee for cancellation and will be duly retired by the Company.

Section 3.08 Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.02 hereof, the Company shall, to the extent applicable, (i) comply with Rule 13e-4 (or any successor provision) and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable U.S. federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised hereof in the time and in the manner specified in Sections 3.02 and 3.03 hereof.

Section 3.09 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 10 of the Securities, together with interest thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Change in Control Purchase Price, with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Change in Control Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon, if any (subject to the provisions of Section 7.01(f)).

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall promptly make all payments of the principal of, Change in Control Purchase Price for, interest on, and the Conversion Value in respect of the, Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 1:00 p.m., New York City time, by the Company. Principal Amount, Change in Control Purchase Price and interest, as well as the cash portion of the Conversion Value, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts when due. Any portion of the Conversion Value that consists of Common Stock (or other securities) shall be considered paid on the applicable date due if on such date the transfer agent for the common stock holds, in accordance with this Indenture, a number of shares of Common Stock (or other securities) sufficient to pay all such amounts then due. All references in this indenture to “interest” shall include Additional Interest, Special Interest and the Extension Fee, if any.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.

Section 4.02 SEC and Other Reports; 144A Information.

(a) The Company will deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the SEC on Forms 10-Q and 10-K, and any other documents, information or other reports that the Company is required to file with the SEC under Sections 13 or 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) within 15 days after the date on which the Company is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall, if any Security or any shares of Common Stock issuable upon the conversion of a Security constitutes a “restricted security” within the meaning of Rule 144, upon the request of the holder or beneficial owner of such Security or Common Stock, promptly furnish or cause to be furnished to such holder, beneficial owner or any prospective purchaser designated by such holder or beneficial owner, all of the information that such prospective purchaser is required to receive under Rule 144A(d)(4) of the Securities Act for such Security or Common Stock to be resold to such prospective purchaser under the exemption from registration provided by Rule 144A.

Any document filed by the Company with the SEC via the EDGAR system will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system; provided, however, that the Trustee will have no responsibility whatsoever to determine whether the Company has made any filing via the EDGAR system.

The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) If, at any time during the period beginning on, and including, the date that is six months after the last date of original issuance of the Securities and ending on, but not including, the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), or the Securities are not otherwise Freely Tradable, the Company will pay additional interest (the “Special Interest”) on the Securities. The Special Interest will accrue at a rate equal to 0.25% per annum on the Principal Amount of then outstanding Securities on each day during such period in which the Securities are not Freely Tradable. Any Special Interest payable on a Security will be payable at the same time, in the same manner and to the same Holder as the stated interest on such Security.

(c) In addition, if the Securities are not Freely Tradable at all times on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay additional interest (the “Additional Interest”) on the Securities. The Additional Interest will accrue on each day on and after the Free Trade Date on which the Securities are not Freely Tradable. Each time the Additional Interest accrues, it will initially accrue at a rate of 0.25% per annum on the Principal Amount of then outstanding Securities, and then, if the Additional Interest has accrued for 90 consecutive days, the Additional Interest will begin to accrue at a rate of 0.50% per annum on the Principal Amount of then outstanding Securities. Any Additional Interest payable on a Security will be payable at the same time, in the same manner and to the same Holder as the stated interest on such Security.

(d) Notwithstanding anything to the contrary in the foregoing Sections 4.02(b) and (c), if, on any day, (i) the Company has filed a shelf registration statement for the resale of the Securities and any Common Stock issued upon conversion of the Securities, (ii) such shelf registration statement is effective and usable by Holders for the resale of the Securities and any Common Stock issued upon conversion of the Securities, and (iii) the Holders may register the resale of their Securities under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A, then neither Special Interest nor Additional Interest will accrue on such day.

(e) If the Company is required to pay Special Interest or Additional Interest on any Security, no later than three Business Days prior to the date on which such Special Interest or Additional Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officers’ Certificate, which Officers’ Certificate will state (i) that the Company is obligated to pay Special Interest and Additional Interest, as applicable, pursuant to this Section 4.02, (ii) the amount of such Special Interest and

Additional Interest, as applicable, that the Company is required to pay under this Section 4.02, (iii) the amount of such Special Interest and Additional Interest, as applicable, that the Company will pay, (iv) the scheduled date on which such Special Interest and Additional Interest, as applicable, will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Special Interest and Additional Interest, as applicable, to the extent it receives funds from the Company to do so, on the scheduled payment date for such Special Interest and Additional Interest, as applicable. The Trustee will not have any duty or responsibility to any Holder to determine whether any Special Interest and Additional Interest is payable, or, if any Special Interest or Additional Interest is payable, the amount of such Special Interest or Additional Interest that is payable.

Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2010) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04 Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange for other Securities, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee’s office specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time and in accordance with Section 2.05 hereof, designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.

Section 4.05 Restriction on Purchases. The Company agrees not to purchase or otherwise acquire any Securities without canceling such Securities. In addition, the Company agrees that it will not permit any affiliates of the Company (within the meaning of Rule 144) or persons that are not affiliates of the Company (within the meaning of Rule 144) but were affiliates of the Company (within the meaning of Rule 144) within the three immediately preceding months to purchase or otherwise acquire any Securities.

Section 4.06 Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company.

Section 4.07 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Sections 10.05 or 10.06 hereof, would result in the Conversion Price becoming less than the par value of one share of Common Stock.

Section 4.08 Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all its properties and assets to another person, unless:

(a) either (i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease all or substantially all the properties and assets of the Company (A) shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.08, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” occurs if:

(i) the Company defaults in the payment of the Principal Amount or Change in Control Purchase Price on any Security when the same becomes due and payable;

(ii) the Company defaults in payment of any interest due on the Securities, which default continues for 30 days;

(iii) the Company fails to deliver the cash or the combination of cash and Common Stock due upon conversion of the Securities within five Business Days after the due date;

(iv) the Company fails to comply in all material respects with its notice obligations under Section 3.02 or under Sections 10.01(c) or (d), in each case when due; (for the avoidance of doubt, if the Company fails to timely deliver any notice described under Section 3.02 or Sections 10.01(c) or (d) on the date when due, such failure will constitute a failure to comply in all material respects with the Company’s notice obligations under Section 3.02 or under Section 10.01(c) or (d), as the case may be);

(v) the Company fails to comply with its obligation under Article 5;

(vi) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (i) through (v) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(vii) (A) the Company fails to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount in excess of $100,000,000 and continuance of such failure, or (B) the acceleration of Indebtedness has occurred in an amount in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (A) above, for a period of 30 days after receipt by the Company of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

(viii) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; or

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; and

(D) the order or decree remains unstayed and in effect for 60 days.

A Default under clause (vi) or clause (vii) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (vi) or clause (vii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(b) The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (vi) or clause (vii) above, its status and what action the Company is taking or proposes to take with respect thereto

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(viii) or (ix) in respect of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount through the date of declaration, and any accrued and unpaid interest through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount, and such accrued and unpaid interest if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) in respect of the Company occurs and is continuing, the Principal Amount plus accrued and unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived other than the nonpayment of the Principal Amount and interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount plus any accrued and unpaid interest, if any, on, or the Conversion Value with respect to, the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence, in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Sole Remedy for Failure to Report.

(a) General. Notwithstanding anything to the contrary in the Securities or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(a)(vi) hereof relating to the Company’s failure to file reports with the Trustee as required under Section 4.02 hereof (a “Reporting Default”) will, for the period beginning on the date on which such Reporting Default first occurred and ending on the earlier of (A) the date on which such Reporting Default is cured or validly waived in accordance with Section 6.05 hereof and (B) the 180th day immediately following the date on which such Reporting Default first occurred, consist exclusively of the right to receive additional interest (the “Extension Fee”) on the Securities. Such Extension Fee will accrue at a rate equal to 0.25% per annum on the Principal Amount of the Securities outstanding for each day during the period beginning on, and including, the date on which the Reporting Default first occurred and ending on the earlier of (i) the date on which the Reporting Default is cured or validly waived or (ii) the 90th day immediately following, and including, the date on which the Reporting Default first occurred; and, if such Reporting Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Reporting Default first occurred, 0.50% per annum of the Principal Amount of the Securities then outstanding for each day during the period beginning on, and including, the 91st day immediately following and including the date on which such Reporting Default first occurred and ending on the earlier of (i) the date on which such Reporting Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Reporting Default first occurred.

(b) If (i) a Reporting Default occurs and the Company elects that the sole remedy with respect to such Reporting Default will be the Extension Fee and (ii) on the 181st day immediately following, and including, the date on which such Reporting Default first occurred, such Reporting Default has not been cured or validly waived in accordance with Section 6.05 hereof, the Securities will immediately become subject to acceleration under Section 6.02(a) hereof on account of such Reporting Default.

(c) To elect to pay the Extension Fee as the sole remedy for a Reporting Default, the Company must deliver written notice of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Default first occurs. Any such notice must include a brief description of the report that the Company failed, or will fail, to file, a statement that the Company is electing to pay the Extension Fee and the date on which such Reporting Default will occur.

If a Reporting Default occurs and the Company fails to timely deliver such notice for such Reporting Default, the Securities will immediately be subject to acceleration under Section 6.02(a) hereof on account of such Reporting Default.

(d) Notwithstanding anything to the contrary herein, if the Company elects to pay the Extension Fee with respect to any Reporting Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Default.

(e) In no event will the aggregate rate per annum of any Special Interest payable pursuant to Section 4.02(b), Additional Interest payable pursuant to Section 4.02(c) and the Extension Fee accrue at a rate greater than 0.50% per annum on the Principal Amount of Securities then outstanding.

Section 6.05 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may rescind any acceleration of the Securities and waive an existing or past Default and its consequences except (a) an uncured Event of Default described in Section 6.01(i), (ii) or (iii), or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or could, in reasonable likelihood, impose personal liability upon the Trustee unless the Trustee is offered indemnity satisfactory to it. In addition, prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action. This Section 6.06 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.07 Limitation on Suits. Except to enforce the right to receive payment of Principal Amount or interest on the Securities when due, or the right to receive payment or delivery of the amount of cash and number of shares of Common Stock, if any, due upon conversion of a Security, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such written notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a written direction that, in the opinion of the trustee, is inconsistent with such request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether any action or forbearance is unduly prejudicial to any Holder).

Section 6.08 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Change in Control Purchase Price, and interest in respect of the Securities held by such Holder on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection Suit by Trustee. If an Event of Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof and, to the extent lawful, default interest as described in paragraph 7 of the Securities thereon.

Section 6.10 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Change in Control Purchase Price, and interest in respect of, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the Principal Amount, Change in Control Purchase Price, or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders, for amounts due and unpaid on the Securities for the Principal Amount, Change in Control Purchase Price, interest, and the Conversion Value, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.12 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.13 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Change in Control Purchase Price, interest and the Conversion Value in respect of, Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied duties or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (b)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (d) and (e) of this Section 7.01.

(d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02 Rights of Trustee

Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to Section 7.01, subject also to its duties and responsibilities under the TIA:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate, an Opinion of Counsel, or both;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including, without limitation, any Company Request, Company Order or Officers’ Certificate, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof by having received written notice of an event which is in fact such a Default or Event of Default, and such notice references the Securities and this Indenture, describes the event with specificity, and alleges that the occurrence of this event is a Default or an Event of Default under this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(m) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(n) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the Trustee gains knowledge of the Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(i), (ii) or (iii), the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default in the manner described in Section 7.02(i).

Section 7.06 Reports by Trustee to Holders.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15 which complies with the provisions of such Section 313(a).

(b) A copy of each report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) reasonably incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money, Common Stock or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Change in Control Purchase Price, interest or Conversion Value, as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(viii) or (ix), its expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of the Board of Directors, a successor Trustee.

(b) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(d) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) The resignation or removal of a Trustee shall not diminish, impair or terminate its rights to indemnification pursuant to Section 7.07 as they relate to periods prior to such resignation or removal

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(a) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Securities have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and

(b) in case at that time any of the Securities have not been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action will be taken or such omission will be effective. The Trustee will not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer has consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.01 Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.11) for cancellation or (b) all outstanding Securities have become due and payable and the Company deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any Subsidiary or any Affiliate of either of them) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities and this Indenture, Common Stock (solely to satisfy the rights of Holders granted in Article 10), to pay all amounts due and owing on all outstanding

Securities (other than Securities replaced pursuant to Section 2.11), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate stating that the consideration being given is expressly permitted by the terms of the Securities and that all conditions precedent to the discharge of this Indenture have been complied with by the Company and an Opinion of Counsel that such satisfaction and discharge does not violate the terms of this Indenture or the Securities, and at the cost and expense of the Company. The Trustee shall be allowed to conclusively rely on such Officers’ Certificate and Opinion of Counsel.

Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 5 or Section 10.08;

(c) to secure the Company’s obligations under the Securities and this Indenture;

(d) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(e) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; and

(f) to make any change that does not adversely affect the rights of any Holder.

No amendment made solely to conform this Indenture to the “Description of Notes” contained in the Offering Memorandum pursuant to which the Securities have been initially offered shall be deemed to adversely affect the interests of the Holders.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a resolution of the Board of Directors, may amend or supplement this Indenture or the Securities; provided, however, that, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Securities may not:

(a) reduce or change the timing for the payment of the Principal Amount, Change in Control Purchase Price, Conversion Value or any interest on, any Security;

(b) make any Security payable in money or securities other than that stated in the Security;

(c) change the Stated Maturity of any Security;

(d) make any change that adversely affects the right of a Holder to convert any Security;

(e) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(f) impair the right to convert or receive payment with respect to the Securities or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities; or

(g) make any change in Section 6.05, Section 6.08 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is legally valid and binding against the Company.

Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.08 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Securities pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company will mail to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

ARTICLE 10

CONVERSIONS

Section 10.01 Conversion Privilege and Consideration. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to convert its Securities, or any portion of such Securities such that the Principal Amount of each Security not converted equals $2,000 or an integral multiple of $1,000 in excess thereof, at a conversion rate initially equal to 22.1845 shares of the Common Stock (subject to adjustment as provided in Sections 10.05, 10.06 and 10.07, the “Conversion Rate”) per $1,000 Principal Amount of Securities, into an amount of cash and a number of shares of the Common Stock, if any, in accordance with Section 10.03, only under the following circumstances:

(a) Stock Price Condition. Prior to the Close of Business on the Business Day immediately preceding April 1, 2014, a Holder may surrender all or a portion of its Securities for conversion during any calendar quarter (and only during such calendar quarter) commencing after September 30, 2010, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter, the Closing Price of the Common Stock is greater than 130% of the Conversion Price on such Trading Day.

(i) On the first Business Day of each calendar quarter commencing after September 30, 2010, through and including December 31, 2013, the Conversion Agent will, on the Company’s behalf, determine whether the Securities are convertible pursuant to this Section 10.01(a) and, by the close of business on such Business Day, notify the Company and the Trustee whether the Securities are so convertible.

(ii) If the Conversion Agent notifies the Company that the Securities have become convertible in accordance with this Section 10.01(a), as promptly as practicable, the Company will notify the Holders that the condition to conversion described in this Section 10.01(a) has been satisfied.

(b) Trading Price Condition. Prior to the Close of Business on the Business Day immediately preceding April 1, 2014, a Holder may surrender all or a portion of its Securities for conversion during the five consecutive Business Day period immediately following any ten consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in the immediately following paragraph, was less than 98% of the product of (x) the Closing Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day (for any Trading Day, the “Trading Price Product”).

Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Securities, the Bid Solicitation Agent will have no obligation to determine the Trading Price of the Securities, and unless a Holder (x) provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities on the applicable day will be less than 98% of the Trading Price Product for such day and (y) requests that the Company require the Bid Solicitation Agent to begin determining the Trading Price of the Securities as provided in the immediately following paragraph of this Section 10.01(b), the Company will have no obligation to request that the Bid Solicitation Agent begin to determine the Trading Price of the Securities as provided in the immediately following paragraph of this Section 10.01(b). The bid solicitation agent shall have no liability for the bids it receives or for its non-negligent failure to obtain bids.

Upon receipt from a Holder of such evidence and such a request, the Company will promptly (but in no event later than two Business Days after receipt of such evidence) instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company will determine) the Trading Price of the Securities beginning on the immediately following Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 Principal Amount of Securities for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

As promptly as practicable after the condition to conversion described in this Section 10.01(b) has been met, the Company will notify the Holders of the Trading Price during the Measurement Period that caused such condition to be met and of the Holders’ right to convert their Securities in accordance with this Section 10.01(b). On the first Trading Day thereafter on which the Trading Price per $1,000 Principal Amount of Securities for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, as promptly as practicable, the Company will notify the Holders of such Trading Price and that the condition to conversion described in this Section 10.01(b) is no longer satisfied.

(c) If the Company elects to distribute to all holders of the Common Stock:

(i) rights or warrants entitling such holders, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution of rights or warrants; or

(ii) cash, debt securities (or other evidence of indebtedness) or other assets of the Company, excluding stock dividends or distributions, which distribution, together with all other distributions within the preceding twelve month period, has a value per share of Common Stock, as reasonably determined by the Board of Directors, exceeding 15% of the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution;

then, in each case, at least 25 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such distribution, the Company will notify Holders of their right to convert their Securities in accordance with this Section 10.01(c), the Conversion Rate in effect on the date the Company delivers such notice, any adjustments to the Conversion Rate that it must make as a result of such issuance or distribution, and the effective date for any such adjustments. Once the Company has given such notice, a Holder may surrender all or a portion of its Securities for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for the distribution or (y) the Company’s announcement that such issuance or distribution will not take place; provided, however, that the Holders will not be entitled to convert their Securities under this Section 10.01(c) if, for each $1,000 Principal Amount of Securities held, each Holder is entitled to participate in the relevant distribution at the same time and upon the same terms as a holder of a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the relevant distribution without having to convert its Securities.

(d) Certain Corporate Events. If (x) a Change in Control occurs, or (y) the Company is a party to (i) a consolidation, merger, or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other assets, or (ii) a transfer or lease of all or substantially all of the Company’s assets (in either case (x) or case (y), a “Corporate Event”), then a Holder may surrender all or a portion of its Securities for conversion at any time from and after the later of (A) the 25th Scheduled Trading Day immediately preceding the anticipated effective date of such Corporate Event and (B) the date on which the Company delivers notice to the Holders of such Corporate Event until the earlier of (A) (I) if such Corporate Event constitutes a Change in Control, the Change in Control Purchase Date for such Change in Control, or (II) if such Corporate Event does not constitute a Change in Control, the 35th Business Day immediately following the effective date of such Corporate Event and (B) the Company’s announcement that such Corporate Event will not take place. The Company will deliver notice of a Corporate Event to the Trustee and the Holders as promptly as practicable following the date on which it publicly announces such Corporate Event, but in no event later than 25 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event;

provided, however, that if the Company does not have knowledge of a Corporate Event or its anticipated effective date at such time, the Company will deliver notice of such Corporate Event to the Trustee and the Holders as promptly as practicable following the date on which the Company obtains notice of or otherwise becomes aware of such Corporate Event and its anticipated effective date but in no event later than the actual effective date of such Corporate Event. Any such notice of a Corporate Event will include a brief description of such Corporate Event and the conversion right provided by this Section 10.01(d) and state the anticipated effective date of such Corporate Event (or, if such notice is delivered after such Corporate Event becomes effective, the effective date of such Corporate Event). If the Company delivers to the Trustee and the Holders notice of a Corporate Event before such Corporate Event becomes effective, and such Corporate Event fails to become effective, the Company will deliver to the Trustee and the Holders a second notice, which notice will state that such Corporate Event failed to become effective and whether the Holders may still convert their Securities pursuant to any other provision of this Indenture.

(e) Conversion on or After April 1, 2014. On or after April 1, 2014, a Holder may surrender all or a portion of its Securities for conversion at any time until the Close of Business on the Business Day immediately preceding the Maturity Date. On or before April 1, 2014, the Company will notify the Holders that their Securities will be convertible beginning on April 1, 2014 and ending on the Business Day immediately preceding the Maturity Date regardless of the satisfaction of any of the other conditions to conversion described in this Section 10.01.

Section 10.02 Conversion Procedures.

(a) To convert all or a portion of a Security, the Holder of such Security must:

(i) pay any funds required under Section 10.02(c)(i);

(ii) pay any taxes or duties required under Section 10.02(c)(ii); and

(iii) if such Security is a Global Security, (A) complete any instruction form required by the Depositary to effect the conversion of a beneficial interest under the Applicable Procedures; (B) deliver such Security by book-entry transfer to the Conversion Agent; and (C) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to convert such beneficial interest; or

(iv) if such Security is a Definitive Security, (A) complete and manually sign the conversion notice provided on the back of such Security (the “Conversion Notice”); (B) deliver such Security and the Conversion Notice for such Security to the Conversion Agent; and (C) furnish any endorsements and transfer documents reasonably required by the Company, the Trustee or Conversion Agent.

The first Business Day on which a Holder satisfies the requirements set forth in clauses (i) through (iv) above with respect to a Security and on which such conversion is not otherwise prohibited pursuant to this Indenture, will be the conversion date (the “Conversion Date”) for such Security. If, at any time, the last date on which any Security may be converted is not a Business Day, such Security may be converted on the immediately following Business Day.

(b) Conversions in Whole and in Part.

(i) If a Holder surrenders the entire Principal Amount of a Security for conversion, as of the Conversion Date for such Security, such person will no longer be the Holder of such Security.

(ii) If a Holder surrenders only a portion of a Definitive Security for conversion, promptly after the Conversion Date for such portion, the Company will, in accordance with Section 2.04 hereof, execute, and the Trustee will, in accordance with Section 2.04 hereof, authenticate and deliver to such Holder a new Definitive Security or new Definitive Securities in an authorized denomination or authorized denominations equal to the aggregate Principal Amount of the unconverted portion of such Definitive Security. Upon the conversion of any beneficial interest in a Global Security, the Conversion Agent will promptly make a notation on the “Schedule of Increases and Decreases of Global Security” of such Global Security to reduce the Principal Amount represented by such Global Security by the Principal Amount of the converted beneficial interest. If the Trustee is not the Conversion Agent at the time of any conversion, the Company will promptly notify the Trustee in writing of such conversion.

(iii) If any shares of Common Stock are issuable upon the conversion of a Security, the person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares at the Close of Business on the last Trading Day of the Conversion Reference Period corresponding to the Conversion Date for such Security.

(c) Additional Conversion Requirements.

(i) If a Holder surrenders a Security for conversion after the Close of Business on any Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest if any, that will be payable on such Security on such Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Company has specified a Change in Control Purchase Date that is after the Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, (B) to the extent of any overdue interest on the Security, if any overdue interest exists at the time of conversion, or (C) if the Holder surrenders the Security after the Close of Business on the last Regular Record Date immediately preceding the Maturity Date.

(ii) If a Holder surrenders a Security for conversion, the Company will pay all stamp taxes and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, if any tax is due because the Holder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder will pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Holder.

Section 10.03 Settlement Upon Conversion.

(a) Except as set forth in Sections 10.07(f) and 10.08 hereof, and subject to the Company’s right to make a Cash Election in accordance with Section 10.03(b) hereof, if a Holder surrenders a Security for conversion, the Company will satisfy its obligation to convert such Security by delivering, on the third Business Day immediately following the last Trading Day of the Conversion Reference Period corresponding to the Conversion Date for such Security, an amount of cash and a number of shares of Common Stock, if any, (the “Conversion Value”) equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days in such Conversion Reference Period.

(b) Notwithstanding the provisions of Section 10.03(a), the Company may elect to settle all or a portion of the Daily Share Amounts for each Trading Day in the Conversion Reference Period relating to a Conversion Date in cash (a “Cash Election”).

(i) To make a Cash Election with respect to all or a portion of the Daily Share Amounts for each Trading Day in the Conversion Reference Period relating to a Conversion Date, the Company must, on or prior to the Scheduled Trading Day immediately preceding the first scheduled Trading Day of such Conversion Reference Period, deliver written notice (a “Cash Percentage Notice”) to the Trustee specifying a single percentage of such Daily Share Amounts that the Company will settle in cash (the “Cash Percentage”); provided, however, that to make a Cash Election with respect all or a portion of the Daily Share Amounts for each Trading Day in the Conversion Reference Period relating to every Conversion Date occurring on or after February 1, 2014, the Company may, on or prior to the 23rd Scheduled Trading Day immediately preceding the Maturity Date, deliver to the Trustee a single Cash Percentage Notice specifying a single Cash Percentage that will apply to each Daily Share Amount in such Conversion Reference Period. If the Company delivers such a single Cash Percentage Notice, it will also simultaneously issue a press release stating the Cash Percentage that will apply to the Daily Share Amount for every Trading Day in such Conversion Reference Period.

The Company may also revoke any Cash Percentage Notice if it (i) notifies the Holders and the Trustee in writing of such revocation at least one Scheduled Trading Day prior to the first scheduled Trading Day of the applicable Conversion Reference Period, and, (ii) in the case of a revocation of a Cash Percentage Notice that applies to the Conversion Reference Period beginning on the 22nd Scheduled Trading Day immediately preceding the Maturity Date, simultaneously issues a press release announcing such revocation.

(ii) If the Company timely delivers a Cash Percentage Notice for a Conversion Date, (x) the amount of cash that the Company will deliver in lieu of the applicable portion of the shares of Common Stock comprising the Daily Share Amount for a Trading Day in the Conversion Reference Period relating to such Conversion Date will equal the product of (A) the Cash Percentage specified in the Cash Percentage Notice for such Conversion Date, (B) the Daily Share Amount for such Trading Day (calculated as if the Company had not specified a Cash Percentage), and (C) the Volume Weighted Average Price for such Trading Day, and (y)

the number of shares of Common Stock that the Company will deliver in respect of any Trading Day in the applicable Conversion Reference Period will be the percentage of the Daily Share Amount for such Trading Day (calculated as if the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

(iii) If, for any Conversion Date, the Company fails to deliver a Cash Percentage Notice in accordance with Section 10.03(b)(i), the Company must settle the Daily Share Amount for each Trading Day in the Conversion Reference Period relating to such Conversion Date by delivering a number of shares of Common Stock determined in accordance with Section 10.03(a).

(c) Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Conversion Value applicable to any Conversion Date. Instead, if the Conversion Value applicable to any Conversion Date includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Volume Weighted Average Price for the Common Stock on the last Trading Day of the Conversion Reference Period applicable to such Conversion Date.

(d) If a Holder surrenders more than one Security for conversion on a single day, the amount of cash and the number of shares of Common Stock, if any, that the Company will deliver upon conversion shall be determined based on the total Principal Amount of Securities converted by such Holder.

(e) If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Security. In addition, the Company will pay accrued and unpaid interest on a converted Security to a converting Holder only (i) if the Conversion Date for such Security occurred (A) after the Regular Record Date immediately preceding the Maturity Date or (B) after a Regular Record Date and on or prior to a Change in Control Purchase Date that is on or prior to the Interest Payment Date corresponding to such Regular Record Date, or (ii) to the extent that interest is payable on such Security pursuant to paragraph 7 of the Securities, and the Company’s delivery to such Holder of the amount of cash and number of shares of Common Stock, if any, into which such Holder’s Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (i) the Principal Amount of such converted Security and (ii) any accrued and unpaid interest on such converted Security. If the Conversion Value includes both cash and shares of the Common Stock, such accrued and unpaid interest will be deemed paid first out of the cash delivered. As a result, except as provided in this Section 10.03(e), any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f) Definitions.

(i) Only for the purposes of determining the amounts due upon conversion, “Trading Day” means any day on which (i) there is no Market Disruption Event (as defined in Section 10.03(g)(ii)) and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select

Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then listed or admitted for trading. If the Common Stock (or other security for which a Volume Weighted Average Price must be determined) is not so listed or admitted for trading, “Trading Day” means “Business Day.”

(ii) Only for the purposes of determining the amounts due upon conversion, “Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such aggregate suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such Scheduled Trading Day

Section 10.04 Stock Issued Upon Conversion.

(a) The Company shall, prior to issuance of any shares of Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b) Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim (except any lien or adverse claim created by the action or inaction of the Holder to whom such shares are delivered). The Company will endeavor to comply promptly with all federal and state securities laws regulating the offer and delivery of any Common Stock deliverable upon conversion of the Securities; provided, that the Company shall not be obligated to register the offer and sale of the Common Stock under the Securities Act or any other applicable securities laws. In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will comply with any stock exchange rules applicable to the Securities and/or the Common Stock (or Reference Property) issuable upon conversion of the Securities.

If any shares of the Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares of Common Stock will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix upon such shares of Common Stock the Restricted Stock Legend that is set forth in Exhibit B.

Section 10.05 Adjustment of Conversion Rate.. The Company will adjust the Conversion Rate from time to time as described in this Section 10.05.

(a) Stock Dividends and Share Splits. If the Company exclusively issues shares of the Common Stock as a dividend or distribution on all or substantially all shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR 0 ×	OS1
OS 0

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS 0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) Rights and Warrants. If the Company distributes to all or substantially all holders of its outstanding Common Stock rights or warrants entitling such holders to subscribe for or purchase shares of the Common Stock, for a period expiring within 60 days after the record date for such distribution, at a price per share less than the average of the Closing Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the first date of public announcement of such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR 0 ×	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the first public announcement of the distribution of such rights or warrants.

Any increase made under this Section 10.05(b) will be made successively whenever any such rights or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance of rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, including because the distributed rights or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so distributed, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 10.05(b), in determining whether any rights or warrants entitle holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the first public announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Spin-Offs and Other Distributed Property.

(i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, other than:

(A) dividends, distributions, rights or warrants for which an adjustment is made pursuant to Section 10.05(a) hereof or Section 10.05(b) hereof, as applicable;

(B) dividends or distributions paid exclusively in cash for which an adjustment is made pursuant to Section 10.05(d) hereof; and

(C) Spin-Offs for which an adjustment is made pursuant to Section 10.05(c)(ii) hereof,

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR 0 ×	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder will receive, upon conversion, in respect of each $1,000 Principal Amount of Securities converted, the amount and kind of Capital Stock, evidences of indebtedness, other assets or property of the Company’s or rights or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase in the Conversion Rate made under this Section 10.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights or warrants are not exercised before their expiration date, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the spin-off) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR 0 ×	FMW0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Valuation Period.

Any adjustment to the Conversion Rate as a result of a Spin-Off will be given effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off; provided that if the first Trading Day of the Conversion Reference Period for any Security occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the first Trading Day of such Conversion Reference Period. If one or more Trading Days of the Conversion Reference Period for any Security occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day in the Valuation Period for such Spin-Off, such Conversion Reference Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off and the reference in the above definition of “FMV0” to “10” shall be deemed replaced with a reference to one (1).

(d) Cash Dividends or Distributions. If any cash dividend or other cash distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

CR1 = CR 0 ×	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

If “C” (as defined above) is greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a Security will receive, upon conversion, for each $1,000 Principal Amount of Securities, the amount of cash that such holder would have received if such holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, where the value of the cash and any other consideration included in the payment per share of the Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR1 = CR 0 ×	AC + (SP1 × OS1)
OS0 × SP 1

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the fair market value (as determined by the Board of Directors), on the Expiration Date, of all cash and any other consideration paid or payable for shares of the Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the Close of Business on the Expiration Date for such tender or exchange offer. If one or more Trading Days of the Conversion Reference Period for any Security occurs after the Expiration Date for any tender or exchange offer, but on or prior to the Trading Day next succeeding the Expiration Date, such Conversion Reference Period will be suspended on the first such Trading Day and will resume immediately after the Trading Day next succeeding the Expiration Date for such tender or exchange offer.

(f) After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 will cause an adjustment to the Conversion Rate as so adjusted, without duplication. Except as set forth in this Article 10, the Conversion Rate will not be adjusted for the issuance of the Common Stock or any securities convertible into or exchangeable for the Common Stock or carrying the right to purchase the Common Stock or any such security or for any other event.

(g) Notwithstanding anything else in this Section 10.05, if any adjustment to the Conversion Rate described in clauses 10.05(a) through 10.05(e) hereof becomes effective and a Holder that has converted its Securities (i) receives shares of Common Stock based on an adjusted Conversion Rate and (ii) is a holder of record of such shares of Common Stock on the record date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of holding such shares of Common Stock, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, the Company may adjust the number of shares of Common Stock that it delivers to such Holder as it determines is appropriate to reflect such Holder’s participation in the related dividend, distribution or other event giving rise to the adjustment.

(h) To the extent that the Company has a stockholder rights plan in effect on the last Trading Day of the Conversion Reference Period for any Securities and shares of the Common Stock are deliverable as part of the Conversion Value, the converting Holder will receive, in addition to each share of the Common Stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion

Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness or assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities as described in Section 10.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) If a Holder converts a Security and, on any Trading Day during the Conversion Reference Period applicable to such Security, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a) through 10.05(e) hereof has occurred, but will not result in an adjustment for such Trading Day for such Holder, the Company will adjust the Daily Settlement Amount it delivers to such Holder for such Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

(j) Whenever any provision of this Indenture requires the Company to calculate Closing Prices, Volume Weighted Average Prices, or any functions thereof over a span of multiple days (including, without limitation, during a Conversion Reference Period and during the ten Trading Day period used to determine the “Stock Price” for purposes of determining the number of Make-Whole Shares associated with a Change in Control), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date, or Expiration Date of the event occurs, at any time during the period in which the Closing Prices, Volume Weighted Average Prices, or such functions thereof is to be calculated.

(k) No adjustment to the Conversion Rate pursuant to Sections 10.05(a) through 10.05(e) hereof (other than in the case of a share split or share combination) will be made if each Holder participates in the relevant transaction, without having to convert its Securities, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, as if it held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the Principal Amount of Securities held by such Holder, divided by $1,000. In addition, if the application of any the adjustments set forth in Sections 10.05(a) through 10.05(e) hereof, other than as a result of a reverse share split, share combination or readjustment, would result in a decrease in the Conversion Rate, the Company will not adjust the Conversion Rate.

Further, notwithstanding anything to the contrary in this Section 10.05, in no event shall the Conversion Rate exceed 60.0000 shares of Common Stock per $1,000 Principal Amount of Notes, equivalent to a Conversion Price of $16.6667 per share of Common Stock, other than as a result of proportional adjustments to the Conversion Rate in the manner set forth in Section 10.05(a). Accordingly, other than as a result of such proportional adjustments, in no event will the number of shares of Common Stock issuable upon conversion of the Notes exceed 20% of the number of shares of Common Stock outstanding before the issuance of the Notes.

(l) Deferral of Adjustments. Notwithstanding anything to the contrary in this Section 10.05, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate; provided, however, that, if the Company defers any adjustments pursuant to this Section 10.05(l), the Company will take such deferred adjustments into account when determining subsequent adjustments and will make any deferred adjustments to the Conversion Rate that is has not already made on the first Trading Day of the first Conversion Reference Period that occurs after the Company makes such deferral; provided, further, that the Company will not defer any adjustments that occur on or after the first Trading Day of any Conversion Reference Period and on or before the last Trading Day of any Conversion Reference Period.

(m) Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of:

(A) any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) any shares of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee agreement or arrangement of, or assumed by, the Company or any of its Subsidiaries; or

(C) any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) above and outstanding as of the date the Securities were first issued;

(ii) for any change in the par value of the Common Stock;

(iii) for a tender offer solely to holders of fewer than 100 shares of the Common Stock; or

(iv) for accrued and unpaid interest, if any, on the Securities.

(n) Notices. Upon the public announcement of any event that will require the Company to make an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company will deliver to each Holder, the Trustee and the Conversion Agent a written notice, which notice will include (i) a brief description of such event, (ii) the date on which the Company anticipates that such event will occur, (iii) the date on which the Company anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, Expiration Date, Ex-Dividend Date or effective date is applicable to such event, the anticipated record date, Expiration Date, Ex-Dividend Date or effective date. Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Company.

Whenever the Company adjusts the Conversion Rate pursuant to this Section 10.05, the Company will promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to this Section 10.05, (ii) the effective date of such adjustment, (iii) the Conversion Rate in effect after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Company calculated such adjustment. On the same day the Company delivers such notice to each Holder, the Company will deliver to the Trustee, the Paying Agent and the Conversion Agent, an Officers’ Certificate that includes all of the information contained in such notice, which Officers’ Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers’ Certificate is correct and will be in effect as of the effective date specified in such Officers’ Certificate. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

(o) Certain Definitions. For purposes of this Section 10.05, (i) the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but (ii) so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company,

For purposes of this Section 10.05, the term “effective date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

Section 10.06 Discretionary Adjustments.

(a) The Company may, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is in effect for a period of at least 20 Business Days, and (iii) during such period, such increase is irrevocable.

(b) The Company may (but is not required to) increase the Conversion Rate if the Board of Directors determines that such increase is advisable to avoid or diminish any income tax imposed on holders of the Common Stock or rights to purchase the Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for income tax purposes.

(c) Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 10.06, the Company will mail to each Holder notice of such increase at least 20 Business Days before such increase will take effect, which notice will state the increase to be made and the period during which such increase will be in effect.

Section 10.07 Adjustments to Conversion Rate Upon Change in Control Transactions. If a Change in Control occurs and a Holder converts its Securities “in connection” with such Change in Control, the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Securities by the number of Make-Whole Shares of Common Stock (the “Make-Whole Shares”) described in this Section 10.07. For purposes of this Section 10.07, a conversion of Securities will be deemed to be “in connection with” a Change in Control if the notice of conversion for such Securities is surrendered to the Conversion Agent during the period beginning on, and including, the effective date of such Change in Control (the “Change in Control Effective Date”) and ending on, and including, the Close of Business on the Business Day immediately preceding the Change in Control Purchase Date for such Change in Control.

(b) The number of Make-Whole Shares by which the Conversion Rate will be increased if a Holder converts a Security in connection with a Change in Control will be determined by reference to the table below and will be based on the Change in Control Effective Date and the Stock Price for such Change in Control.

(c) The Stock Prices set forth in the first row (i.e., the column headers) of the table set forth below will be adjusted on each date on which the Conversion Rate is adjusted pursuant to Section 10.05. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Make-Whole Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate is adjusted pursuant to Section 10.05.

(d) The following table sets forth hypothetical Change in Control Effective Dates, Stock Prices and the number of Make-Whole Shares by which the Conversion Rate will be increased for a Holder that converts a Security in connection with a Change in Control having such Change in Control Effective Date and Stock Price.

Change in Control Effective Date	Stock Price on Change in Control Effective Date
	$33.39	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$100.00
July 30, 2010	7.7646	5.4810	4.4420	3.6047	2.9293	2.3841	1.9434	1.2976	0.8716	0.5882	0.3977	0.2683	0.0236
May 1, 2011	7.7646	5.4526	4.3556	3.4773	2.7755	2.2155	1.7692	1.1307	0.7255	0.4674	0.3017	0.1942	0.0096
May 1, 2012	7.7646	5.2517	4.0713	3.1384	2.4074	1.8391	1.4004	0.8072	0.4643	0.2679	0.1553	0.0899	0.0000
May 1, 2013	7.7646	4.8498	3.5428	2.5311	1.7694	1.2117	0.8142	0.3514	0.1462	0.0619	0.0278	0.0136	0.0000
May 1, 2014	7.7646	4.4822	2.8155	1.3449	0.0377	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) If the Stock Price and/or Change in Control Effective Date for a Change in Control are not set forth in the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Change in Control Effective Date is between two Change in Control Effective Dates in the table, then the number of Make-Whole Shares by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with such Change in Control will be determined by a straight-line interpolation between the numbers of Make-Whole Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Change in Control Effective Dates listed in the table, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $100.00 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted; and

(iii) if the Stock Price is less than $33.39 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased in accordance with this Section 10.07 such that it exceeds 29.9491 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 10.05 hereof.

(f) If a Holder converts a Security in connection with a Change in Control, the Company will settle the conversion of such Security in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if a Holder converts a Security in connection with a Change in Control described in clause (ii) of the definition of Change in Control in Section 1.01 hereof in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Security, an amount of cash, for each $1,000 Principal Amount of such Security converted, equal to the product of (i) the Conversion Rate on the Conversion Date for such Security (including any Make-Whole Shares added to such Conversion Rate pursuant to this Section 10.07) and (ii) the Stock Price for such Change in Control.

Section 10.08 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes in par value);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, exchanged for, reclassified or changed into, stock, other securities, or other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” and, for any Merger Event, the “Reference Property” for such Merger Event), then, on or before the effective date of such Reorganization Event, the Company and the resulting, surviving or transferee person (if other than the Company) of such Merger Event (the “Merger Successor Corporation”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 9.03 hereof, which supplemental indenture will (i) comply with the TIA as in force on the date such supplemental indenture is executed (if such supplemental indenture is required by law to so comply) and (ii) provide that the Securities will remain convertible into cash or cash and shares of Common Stock, if any, as set forth in this Indenture, except that, on and after the effective date of such Merger Event:

(A) the Volume Weighted Average Price for any Trading Day will be determined based on the amount and kind of Reference Property for such Merger Event that a holder of one share of the Common Stock immediately prior to such Merger Event would have owned or been entitled to receive upon the occurrence of such Merger Event, or, if holders of the

Common Stock were entitled to elect to receive more than one type and amount of Reference Property, the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively made such election (a “Unit of Reference Property” for such Merger Event);

(B) each reference to the “Closing Price of the Common Stock” will be deemed to be replaced by a reference to the “Closing Price of a Unit of Reference Property”; and

(C) if a Unit of Reference Property does not consist solely of one type of common stock that is listed on a U.S. national or regional securities exchange, the adjustments to the Conversion Rate provided in Section 10.05 hereof will be modified by the Board of Directors to provide the Holders with adjustments that have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by Section 10.05 hereof had on the Holders before such Merger Event.

If the Reference Property for a Merger Event includes shares of stock or other securities or assets of a person other than the Merger Successor Corporation for such Merger Event, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders.

(b)

(i) As soon as practicable upon learning the anticipated or actual effective date of any Merger Event, the Company will deliver written notice of such Merger Event to each Holder. Such Notice will include:

(A) a brief description of such Merger Event;

(B) the Conversion Rate in effect on the date the Company delivers such notice;

(C) the anticipated (or actual) effective date for the Merger Event;

(D) that, on and after the effective date for the Merger Event, the Securities will be convertible into cash and shares of Common Stock, if any, based on the value of a Unit of Reference Property in lieu of the value of the shares of Common Stock; and

(E) the anticipated (or actual) composition of a Unit of Reference Property for such Merger Event.

(ii) As promptly as practicable after executing a supplemental indenture in accordance with Section 10.08(a) hereof, the Company will:

(A) file with the Trustee an Officers’ Certificate briefly describing the reasons therefor, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under this Indenture to such Merger Event have been complied with; and

(B) cause to be mailed to each Holder, at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, a notice of the execution of such supplemental indenture and the composition of a Unit of Reference Property for such Merger Event; provided that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.

(c) The provisions of this Section 10.08 will apply successively to successive Merger Events.

(d) The Company will not become a party to any Merger Event unless its terms are consistent with this Section 10.08.

Section 10.09 Exchange in Lieu of Conversion.

(a) If a Holder surrenders Securities for conversion, then, notwithstanding anything herein to the contrary, the Company may, prior to the Scheduled Trading Day immediately preceding the scheduled first Trading Day of the Conversion Reference Period applicable to such Securities, direct the Conversion Agent to surrender such Securities to a designated financial institution (a “Designated Institution”) for exchange in lieu of conversion.

If the Company directs the Conversion Agent to surrender such Securities to the Designated Institution for exchange in lieu of conversion, by the Close of Business on the Scheduled Trading Day immediately preceding the scheduled first Trading Day of the Conversion Reference Period, the Company will deliver written notice of such exchange in lieu of conversion to the converting Holder and such Designated Institution will be required to notify the Conversion Agent whether it will deliver, upon exchange, shares of Common Stock, cash or a specified combination thereof.

(b) If the Designated Institution accepts Securities surrendered for exchange in lieu of conversion, it shall deliver the amount of cash and the number of shares of Common Stock, if any, together with any cash in lieu of fractional shares that the Company would otherwise be obligated to deliver in accordance with Section 10.03 to the Conversion Agent and the transfer agent (in the case of any shares of Common Stock) and the Conversion Agent, and the transfer agent, if applicable, shall deliver such cash and shares of Common Stock, if any, to the Holder, on the third Business Day immediately following the last Trading Day of the Conversion Reference Period applicable to such Securities, which delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 10 with respect to such conversion. Any Securities so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.

(c) If the Designated Institution agrees to accept any Securities for exchange in lieu of conversion but does not timely deliver the related consideration to the Conversion Agent and the transfer agent (in the case of any shares of Common Stock), or if the Designated Institution does not accept such Securities for exchange, the Company shall, on the third Business Day immediately following the last Trading Day of the Conversion Reference Period, deliver the amount of cash and the number of shares of Common Stock, if any, that the Company would be required to deliver to such converting Holder but for this Section 10.09.

(d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 10.09 require such Designated Institution to accept any Securities for exchange in lieu of conversion, and in no event will the Company be obligated to pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.

Section 10.10 Responsibility of Trustee. The Trustee and any other Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to deliver the cash or Common Stock, if any, due upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.08 hereof relating to the amount of cash or the number of Units of Reference Property, if any, receivable by Holders upon the conversion of their Securities after any Merger Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 hereof, the Trustee may accept as conclusive evidence of the correctness of any such provisions, and will be protected in conclusively relying upon, the Officers’ Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) and Opinion of Counsel with respect thereto. The Trustee will have no responsibility to determine if a supplemental indenture must be entered into pursuant to Section 10.08.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01 Interest Payments. Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Security is registered at the Close of Business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in cash on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received by check mailed to the payee at its address set forth on the Register. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Section 11.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below. All such Defaulted Interest shall be payable on the next Interest Payment Date.

(i) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Sections 2.08 and 2.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices; Address of Agency. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following:

if to the Company:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Telephone No.: (650) 574-3000

Facsimile No.: (650) 578-9264

Attention: Treasurer

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Facsimile No.: (212) 515-1589

Attention: Corporate Trust Services – Administrator for Gilead Sciences, Inc.

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Unless otherwise provided in this Indenture or in the Notes, (a) any notice or communication given to a Holder of a Definitive Security shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed, and (b) any notice or communication given to a beneficial owner of a Global Security shall be given in accordance with the Applicable Procedures; provided, however, that the Company may, at its option, in lieu of delivering notice in such manner and/or form, satisfy any obligation under Sections 10.10(a)-(e) to deliver notice to a Holder by issuing a press release containing the relevant information and by using commercially reasonable efforts to disseminate such information on the Company’s website or any other public medium reasonably likely to be viewed by such Holder.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, on the same day, mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) except in the case of any request or application by the Company relating to the authentication or issuance of any Notes on the Issue Date pursuant to this Indenture, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Unless the Trustee agrees, in its sole discretion, to accept a different form or format, each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (except for such Officers’ Certificate required to be delivered pursuant to Section 4.03 hereof) shall include:

(a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08 Calculations. The calculation of the Conversion Value, Conversion Date, Volume Weighted Average Price, Conversion Reference Period, Change in Control Purchase Price, Conversion Rate, Closing Price of the Common Stock, Cash Percentage, the number of shares of Common Stock, if any, to be issued upon conversion and, except as otherwise provided in this Indenture, each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 12.08 shall be in good faith and final and binding on the Company and the Holders absent manifest error. The Company will provide a schedule of the calculations to the Trustee and the Conversion Agent and the Trustee and the Conversion Agent are entitled to conclusively rely upon the accuracy of the calculations without independent verification.

All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 12.09 Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and interest shall not accrue for the intervening period.

Section 12.10 Governing Law and Waiver of Jury Trial. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.

Section 12.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14 Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

Section 12.15 Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.16 Submission to Jurisdiction. The Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.17 No Security Interest Created. Except as provided in Section 7.07 hereof, nothing in this Indenture or in the Securities, expressed or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.18 Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, will give to any person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.19 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

GILEAD SCIENCES, INC.

By:
Name:
Title:

[Signature Page to Indenture]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF GILEAD SCIENCES, INC. (“THE COMPANY”) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Securities only (the “Global Securities Legend”):]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Securities that are Restricted Securities (the “Restricted Securities Legend”):]

THE SECURITIES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

GILEAD SCIENCES, INC.

1.00% Convertible Senior Notes due 2014

No.	CUSIP: 375558 AL7
Issue Date:	ISIN: US375558AL72

Principal Amount:

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

GILEAD SCIENCES, INC., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Security] or registered assigns, the Principal Amount of $[    ] on May 1, 2014 (the “Maturity Date”). This Security shall bear cash interest at the rate of 1.00% per annum. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

*	At such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number 375558 AN3.

[1]	Include for Global Securities only.

GILEAD SCIENCES, INC.

By:
Name:
Title:

[Signature Page to 1.00% Convertible Senior Security due 2014]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[Signature Page to 1.00% Convertible Senior Security due 2014]

[FORM OF REVERSE SIDE OF SECURITY]

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

1. Interest.

This Security shall bear cash interest at the rate of 1.00% per annum. Interest on this Security shall accrue from the most recent date to which interest has been paid or provided for, or if no interest has been paid or provided for, the Issue Date. Interest shall be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2010, to the holders of record of Securities at the Close of Business on the April 15 or October 15 immediately preceding such Interest Payment Date. Subject to certain exceptions descried in the Indenture, each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date or purchase date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Stated Maturity, conversion or purchase by the Company at the option of the Holder upon a Change in Control in accordance with paragraph 5 hereof.

If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Change in Control Purchase Price pursuant to paragraph 5 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 7 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on the next Interest Payment Date.

Pursuant to Section 4.02 of the Indenture, in certain circumstances, the Company will pay Additional Interest or Special Interest on this Security.

Pursuant to Section 6.04 of the Indenture, in certain circumstances, the Company will pay an Extension Fee on this Security.

Pursuant to Section 11.02 of the Indenture and paragraph 7 hereof, in certain circumstances, the Company will pay Defaulted Interest on this Security.

Unless the context requires otherwise, all references to “interest” in this Security will be deemed to include any Additional Interest, Special Interest and the Extension Fee.

2. Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. Payments in respect of Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Paying Agent, Conversion Agent and Registrar.

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which will initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. Indenture

The Company issued the Securities under an Indenture dated as of July 30, 2010 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are senior unsecured obligations of the Company limited to $1,100,000,000 aggregate Principal Amount (subject to Section 2.01 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Purchase by the Company at the Option of the Holder upon a Change in Control.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder on a date no earlier than 20 calendar days, and no later than 35 calendar days, after the Change in Control Notice Date for a Change in Control for a Change in Control Purchase Price equal to the Principal Amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, unless the Change in Control Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Regular Record Date, which Change in Control Purchase Price shall be paid in cash.

Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Change in Control Purchase Price, of, together with any accrued and unpaid interest with respect to, all Securities or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Change in Control Purchase Date, interest shall cease to accrue on such Securities (or portions thereof) immediately after such Change in Control Purchase Date whether or not the Security is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price and accrued and unpaid interest upon surrender of such Security).

6. Conversion.

Subject to and upon compliance with the provisions set forth in the Indenture (including, the conditions to conversion set forth in Section 10.01 of the Indenture), a Holder of this Security has the right, at such Holder’s option, to convert the Principal Amount hereof or any portion thereof such that the Principal Amount that is not so converted equals $2,000 or an integral multiple of $1,000 in excess thereof into an amount of cash and a number of shares of Common Stock, if any, based on the Conversion Rate in effect on the Conversion Date for this Security. The Conversion Rate will initially equal 22.1845 shares of Common Stock per $1,000 Principal Amount of the Securities and is subject to adjustment as described in the Indenture.

7. Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

8. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $2,000 of Principal Amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or in respect of which a Conversion Notice has been given (except, in the case of a Security to be converted in part, the portion of the Security not to be converted).

9. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 or Section 10.08 of the Indenture; (iii) to secure the Company’s obligations under this Security; (iv) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; (v) to make any changes to comply with the TIA, or any amendment thereto; and (vi) to make any change that does not adversely affect the rights of any Holder.

12. Defaults and Remedies.

Under the Indenture, Events of Default include: (i) the Company defaults in the payment of the Principal Amount or Change in Control Purchase Price, when the same becomes due and payable; (ii) the Company defaults in payment of any interest due on the Securities, which default continues for 30 days; (iii) the Company fails to deliver the cash or the combination of cash and Common Stock due upon conversion of the Securities within five Business Days after the due date; (iv) the Company fails to comply in all material respects with its notice obligations under Section 3.02 of the Indenture or under Sections 10.01(c) or (d) of the Indenture, in each case when due (for the avoidance of doubt, if the Company fails to timely deliver any notice described under Section 3.02 of the Indenture or Sections 10.01(c) or (d) of the Indenture on the date when due, such failure will constitute a failure to comply in all material respects with the Company’s notice obligations under Section 3.02 of the Indenture or under Sections 10.01(c) or (d) of the Indenture as the case may be); (v) the Company fails to comply with its obligation under Article 5 of the Indenture; (vi) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clauses (i) through (v) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; (vii) (a) the failure of the Company to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount in excess of $100,000,000, or (b) acceleration of Indebtedness in an amount in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (viii) certain events of bankruptcy or insolvency.

If an Event of Default occurs and is continuing (other than certain events of bankruptcy or insolvency with respect to the Company), the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest through the date of such declaration, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company, however, are Events of Default which will result in the Principal Amount on the Securities, and any accrued and unpaid interest through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (i), (ii) and (iii) above) if it determines that withholding notice is in their interests.

13. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Telephone No.: (650) 574-3000

Facsimile No.: (650) 578-9264

Attention: Treasurer

ASSIGNMENT FORM

GILEAD SCIENCES, INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s Soc. Sec. or Tax ID no.)

(Print or type Assignee’s name, address and zip code)

and irrevocably appoint

                                                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

GILEAD SCIENCES, INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

To convert this Security into cash and Common Stock of the Company, if any, check the box: ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be such that the Principal Amount of this Security that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof):

$

If you want any stock certificate issuable upon conversion of this Security made out in another person’s name, fill in the form below:

(Insert other person’s Soc. Sec. or Tax ID no.)

(Print or type other person’s name, address and zip code)

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Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

CHANGE IN CONTROL PURCHASE NOTICE

GILEAD SCIENCES, INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Facsimile No.: (212) 515-1589

Attention: Corporate Trust Services – Administrator for Gilead Sciences, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Gilead Sciences, Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and specifying the Change in Control Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire Principal Amount of this Security, or the portion thereof (that is such that the Principal Amount of this Security that is not purchased will equal $2,000 Principal Amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Change in Control Purchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change in Control Purchase Date.

Certificate Number:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security:

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Signature of Authorized Signatory of Trustee, Registrar or Security Custodian

EXHIBIT B

RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY’S 1.00% CONVERTIBLE SENIOR NOTES DUE 2014 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

GILEAD SCIENCES, INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2014

Transfer Certificate

In connection with any transfer of any of Securities that bear the Restricted Securities Legend or that are required to bear the Restricted Securities Legend under the Indenture, the undersigned registered owner of this Security hereby certifies with respect to $         Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	The transfer of the Surrendered Securities is to the Company or any of its Subsidiaries; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

C-1

EXHIBIT D

FORM OF FREE TRANSFERABILITY CERTIFICATE

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, NY 10006

Facsimile No.: (212) 515-1589

Attention: Corporate Trust Services – Administrator for Gilead Sciences, Inc.

Dear Sir/Madam:

Whereas the 1.00% Convertible Senior Notes due 2014 of Gilead Sciences, Inc. (the “Securities”) have become freely tradable without restriction by non-affiliates of Gilead Sciences, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.10 of the Indenture, dated as of July 30, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Securities were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)	the restrictive legends described in Section 2.09 of the Indenture and set forth on the Securities will be deemed removed from the Global Securities representing such securities, in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of holders; and

(ii)	the Restricted Securities CUSIP will be deemed removed from the global Securities and replaced with the Unrestricted Securities CUSIP set forth therein, in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of holders.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,
Gilead Sciences, Inc.

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF TRANSFER AGENT NOTICE

BNY Mellon Shareowner Services

480 Washington Boulevard

Jersey City, NJ 07310-1900

Facsimile No.: (415) 951-4182

Attention: Maria Cooper

Dear Sir/Madam:

Whereas the 1.00% Convertible Senior Notes due 2014 of Gilead Sciences, Inc. (the “Securities”) have become freely tradable without restriction by non-affiliates of Gilead Sciences, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.10 of the Indenture, dated as of July 30, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Securities were issued, the Company hereby instructs you that, unless otherwise later instructed in writing by the Company:

(i)	any shares of Common Stock issued upon conversion of the Securities (A) shall be issued without the Restricted Stock Legend and (B) will be assigned the Unrestricted Stock CUSIP; and

(ii)	(A) the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Securities and (B) the Restricted Stock CUISIP will be deemed removed from such shares of Common Stock and replaced with the Unrestricted Stock CUSIP.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,
Gilead Sciences, Inc.

By:
Name:
Title:

E-1